ARTICLES OF INCORPORATION

                                     OF

                            JUNGLE STREET, INC.


     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of the corporation under the Utah Business Corporations Act (hereinafter called the "Act") adopt the following Articles of Incorporation for such corporation.

                                 ARTICLE I

     Name. The name of the corporation (hereinafter called the "Corporation") is Jungle Street, Inc.

                                 ARTICLE II

     Period of Duration. The period of duration of the Corporation is perpetual.

                                ARTICLE III

     Purposes and Powers. The purpose for which this Corporation is organized is to invest in real estate, short term time certificates of deposit, government securities, investment securities not exceeding 30% of the company's assets, other forms of investments and to engage in any and all other lawful business.



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

                                 ARTICLE IV

     Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock each having a par value of one-tenth of one cent (1 mil). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

                                 ARTICLE V

     Incorporators. The name and post office address of each incorporator is:

                              JAMES N. BARBER
                             431 South 300 East
                          Salt Lake City, UT 84111

                            DANIEL A. PENTELUTE
                            595 East 4030 South
                              Murray, UT 84107

                                OLIN GLOVER
                                Duchesne, UT


                                 ARTICLE VI

     Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors.. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:


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
                              JAMES N. BARBER
                             431 South 300 East
                          Salt Lake City, UT 84111

                            DANIEL A. PENTELUTE
                            595 East 4030 South
                              Murray, UT 84107

                                OLIN GLOVER
                                Duchesne, UT


                                ARTICLE VII

     Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                ARTICLE VIII

     Pre-emptive Rights. There shall be no pre-emptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

                                 ARTICLE IX

     Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there


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

are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                                 ARTICLE X

     Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 1549 South 1300 East, Salt Lake City, Utah 84105 and the initial registered agent of the Corporation at such address is W. Sterling Mason, Jr.

                                   /s/ James N. Barber
                                   --------------------------------------------

                                   /s/ Daniel A. Pentelute
                                   --------------------------------------------

                                   /s/ Olin Glover
                                   --------------------------------------------




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STATE OF UTAH            )
                         : ss
COUNTY OF SALT LAKE      )

     On the 7 day of July , 1980 personally appeared before me JAMES N. BARBER, DANIEL A. PENTELUTE and OLIN GLOVER and duly acknowledged to me that they are the persons who signed the foregoing instrument as incorporators and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

                                   /s/
                                   ------------------------------------------
                                   NOTARY PUBLIC
                                   Residing in Salt Lake City, UT
My Commission Expires

       5-20-83
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